Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-216476, 333-219088 and 333-221291 on Form S-3, Registration Statement Nos. 333-223036 and 333-228732 on Form S-4 and Registration Statement Nos. 033-62705, 333-02733, 333-09167, 333-18391, 333-25587, 333-49725, 333-78173, 333-85094, 333-87529, 333-95795, 333-110332, 333-124256, 333-124257, 333-130566, 333-130570, 333-143916, 333-149989, 333-149993, 333-156027, 333-163805, 333-189578, 333-189579, 333-189580, 333-189581, 333-195768, 333-202364, 333-202366, 333-203952, 333-223264, 333-223265, 333-226041 and 333-226039 on Form S-8 of Dominion Energy, Inc. of our report dated February 22, 2018, relating to the consolidated financial statements and financial statement schedule of SCANA Corporation and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an emphasis-of-matter paragraph regarding legal, legislative and regulatory matters that may result in material impacts to results and the liquidity of the Company as a result of the abandoned Nuclear Project) appearing in the Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 2017, which is incorporated by reference in this Current Report on Form 8-K of Dominion Energy, Inc. dated January 2, 2019.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina

January 2, 2019